EXHIBIT 10.2

As of March 31, 2009

Mr. George Morgenstern
5 Shalvah Place
Monsey, New York 10952

Re:	Amendment of Consulting Agreement

Dear George:

This letter will serve to confirm that at the meeting of the Board of Directors of Acorn Energy, Inc. (the “Corporation”) on March 25, 2009 the Board authorized that your Consulting Agreement with the Corporation dated as of March 9, 2006 (the “Agreement”) be, and hereby is, amended to provide for (i) payment of a nonaccountable expense allowance one-half by each of  the Corporation and DSIT Solutions, Ltd. (“DSIT”) of an aggregate of $75,000 per annum and (ii) an extension of the term of the Agreement until March 31, 2011.  By its execution of this amendment below DSIT agrees to its obligation to pay one-half of such expense allowance, and acknowledges that such payment will inure to its benefit.

Very Truly Yours,

ACORN ENERGY, INC.

By:  /s/ John A. Moore

John A. Moore
President and CEO

AGREED AND ACKNOWLEDGED:

DSIT SOLUTIONS, LTD.

By:  /s/ Benny Sela

Name:  Benny Sela
Title:  CEO

ACCEPTED AND AGREED:

/s/ George Morgenstern

GEORGE MORGENSTERN

4 W. Rockland Road, P.O. Box 9 , Montchanin, DE 19710 www.acornenergy.com  Tel: (302) 656-1707   Fax: (302) 656-1703